AMENDMENT
to the
Supervision and Administration Agreement

    Amendment effective July 25, 2023 (this “Amendment”), to the Supervision and Administration Agreement entered into as of April 17, 2023, by and between Aristotle Funds Series Trust (the “Trust”) and Aristotle Investment Services, LLC (the “Administrator”), as the same may be amended, supplemented or otherwise modified from time to time (the “Agreement”).

Recitals

A.Capitalized terms used herein which are not defined herein and which are defined in the Agreement shall have the meanings as therein defined.

B.The parties to the Agreement wish to amend Schedule A to the Agreement as herein provided and each of the Administrator and the Trust has agreed to such amendments upon the terms and conditions herein contained.

Agreements

    Accordingly, in consideration of the Recitals and the terms and conditions hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.Schedule A to the Agreement is hereby amended and restated in its entirety and shall hereafter be and read as provided in Exhibit A, attached to this Amendment and incorporated herein by this reference.

2.In all other respects, the Agreement shall remain in full force and effect, and no amendment in respect of any other term or condition in the Agreement shall be deemed an amendment in respect of any other term or condition contained in the Agreement.

3.This Amendment may be executed in counterparts, all of which when taken together shall constitute a single document.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed on its behalf by its duly authorized representative as of the date first above written.

ARISTOTLE FUNDS SERIES TRUST		ARISTOTLE INVESTMENT SERVICES, LLC
By:	/s/ Richard Schweitzer	By:	/s/ Joshua Schwab
Name:	Richard Schweitzer	Name:	Joshua Schwab
Title:	President	Title:	Chief Financial Officer
Date:	July 25, 2023	Date:	July 25, 2023

Exhibit A
Schedule A
(to the Supervision and Administration Agreement between Aristotle Funds Series Trust and Aristotle Investment Services, LLC)

Fund	Class-Specific Expenses	Core Expenses	Total
Aristotle Portfolio Optimization Conservative Fund
Class A	0.20%	0.05%	0.25%
Class C	0.20%		0.25%
Class I-2	0.20%		0.25%
Aristotle Portfolio Optimization Moderate-Conservative Fund
Class A	0.20%	0.05%	0.25%
Class C	0.20%		0.25%
Class I-2	0.20%		0.25%
Aristotle Portfolio Optimization Moderate Fund
Class A	0.20%	0.05%	0.25%
Class C	0.20%		0.25%
Class I-2	0.20%		0.25%
Aristotle Portfolio Optimization Growth Fund
Class A	0.20%	0.05%	0.25%
Class C	0.20%		0.25%
Class I-2	0.20%		0.25%
Aristotle Portfolio Optimization Aggressive-Growth Fund
Class A	0.20%	0.05%	0.25%
Class C	0.20%		0.25%
Class I-2	0.20%		0.25%
Aristotle Ultra Short Income Fund
Class A	0.02%		0.07%
Class I	0.02%	0.05%	0.07%
Class I-2	0.02%		0.07%
Aristotle Short Duration Income Fund
Class A	0.05%	0.05%	0.10%
Class C	0.05%		0.10%
Class I	0.00%		0.05%
Class I-2	0.05%		0.10%
Aristotle Core Income Fund
Class A	0.05%	0.05%	0.10%
Class C	0.05%		0.10%
Class I	0.00%		0.05%
Class I-2	0.00%		0.05%
Aristotle ESG Core Bond Fund

Class I	0.05%	0.05%	0.10%
Class I-2	0.05%		0.10%
Aristotle Strategic Income Fund
Class A	0.05%	0.05%	0.10%
Class C	0.05%		0.10%
Class I	0.00%		0.05%
Class I-2	0.05%		0.10%
Aristotle Floating Rate Income Fund
Class A	0.08%	0.05%	0.13%
Class C	0.08%		0.13%
Class I	0.00%		0.05%
Class I-2	0.08%		0.13%
Aristotle High Yield Bond Fund
Class A	0.05%	0.05%	0.10%
Class C	0.05%		0.10%
Class I	0.00%		0.05%
Class I-2	0.05%		0.10%
Aristotle Small/Mid Cap Equity Fund
Class A	0.15%	0.05%	0.20%
Class C	0.15%		0.20%
Class I	0.10%		0.15%
Class I-2	0.15%		0.20%
Aristotle Small Cap Equity Fund II
Class A	0.15%	0.05%	0.20%
Class C	0.15%		0.20%
Class I	0.15%		0.20%
Class R6	0.10%		0.15%
Class I-2	0.15%		0.20%
Class I-3	0.15%		0.20%
Aristotle Growth Equity Fund
Class A	0.10%		0.15%
Class I	0.10%	0.05%	0.15%
Class I-2	0.10%		0.15%
Aristotle Value Equity Fund II
Class A	0.04%		0.09%
Class I	0.04%	0.05%	0.09%
Class I-2	0.04%		0.09%
Aristotle International Equity Fund II
Class A	0.03%		0.08%
Class I	0.03%	0.05%	0.08%
Class I-2	0.03%		0.08%
Aristotle/Saul Global Equity Fund II
Class A	0.03%		0.08%
Class I	0.03%	0.05%	0.08%
Class I-2	0.03%		0.08%

Aristotle Core Equity Fund II
Class A	0.10%		0.15%
Class I	0.10%	0.05%	0.15%
Class I-2	0.10%		0.15%

Effective: July 25, 2023